				EX 99.1

		Capital Commerce Bancorp, Inc.

News Release	Contacts:	Barbara Thompson	David A. Davis
For Immediate Release		919.716.2716	262.532.6110
Sept. 6, 2018		First Citizens Bank	Capital Commerce Bancorp, Inc.

CAPITAL COMMERCE BANCORP, INC. SHAREHOLDERS
APPROVE PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and MILWAUKEE, WIS. - First-Citizens Bank & Trust Company (First Citizens Bank) and Capital Commerce Bancorp, Inc. announced today that Capital Commerce shareholders have approved First Citizens’ pending acquisition of Capital Commerce and its Securant Bank & Trust subsidiary.
At a meeting held today, the shareholders of Milwaukee, Wis.-based Capital Commerce voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. Subject to the receipt of regulatory approvals and the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective in the fourth quarter of 2018.
After the merger, Securant branch offices will initially operate as Securant Bank, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. Securant’s customer accounts will be converted to First Citizens Bank’s systems and operations at a later date.
David A. Davis, president and chief executive officer of Capital Commerce Bancorp, said: “We sincerely appreciate our shareholders’ positive vote and now look forward to the final step, which is the completion of the transaction. We’re happy to have partnered with a company that shares a similar heritage of century-long banking and a commitment to customer service.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We’re pleased with today’s vote and the opportunity to further grow our presence in Wisconsin. In addition to retail banking, this merger will allow us to combine our companies’ strong focus on business and commercial banking to better serve the market. We look forward to the completion of this transaction, a smooth transition and welcoming Securant associates and customers to First Citizens.”
As of July 31, 2018, Capital Commerce Bancorp reported $226 million in consolidated assets, $174 million in deposits and $191 million in gross loans. With headquarters in Menomonee Falls, Securant Bank was formed in 1914 and offers personal and business banking products and services through four branch locations in Hartland, Milwaukee, Menomonee Falls and Slinger.
First Citizens Bank currently operates 10 branches in the greater Milwaukee area.
About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 500 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has $35 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®.

About Capital Commerce Bancorp, Inc. and Securant Bank & Trust

Capital Commerce Bancorp, Inc.is a privately held bank holding company headquartered in Wisconsin. It is the holding company for Securant Bank & Trust, which was formed in 1914 and currently offers services through locations in Hartland, Milwaukee, Menomonee Falls and Slinger. For more information, visit www.securantbank.com.
Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of Capital Commerce Bancorp, Inc. and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding Capital Commerce Bancorp’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond Capital Commerce Bancorp’s and First Citizens Bank’s control, including, but not limited to, difficulties experienced in the integration of the businesses of Capital Commerce Bancorp and First Citizens Bank, delays in the receipt of regulatory approvals that must be received before the merger may be completed, and delays in the satisfaction or waiver of other remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in Capital Commerce Bancorp’s Proxy Statement for its special meeting of shareholders held on Sept. 6, 2018. Capital Commerce Bancorp and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.